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                                                                   Exhibit 99.05
                                  PRESS RELEASE


CONTACTS:
For Adelphia:     Karen Chrosniak, Director of Investor Relations, 877-496-6704
For Leonard Tow:  Joele Frank/Todd Glass, Joele Frank, Wilkinson Brimmer
                  Katcher, 212-355-4449



                        ADELPHIA APPOINTS LEONARD TOW AND
                    SCOTT SCHNEIDER TO THE BOARD OF DIRECTORS


COUDERSPORT, Pa., May 28, 2002 - Adelphia Communications Corporation (Nasdaq:
ADLAE) announced today that it has offered to appoint Leonard Tow and Scott Schneider to the Company's Board of Directors and that Messrs. Tow and Schneider had agreed to accept such appointments. Dr. Tow, who, together with certain family trusts, owns approximately 12% of Adelphia's common stock, is Chairman and CEO of Citizens Communications. Mr. Schneider is Vice Chairman of Citizens Communications.

Newly appointed Chairman and interim Chief Executive Officer Erland E. Kailbourne said, "The Special Committee of independent directors is committed to addressing head-on, and resolving quickly and thoroughly, all the issues facing this Company. We are committed to take every action necessary to preserve and build on the many strengths of the Company on behalf of the Company's banks, bondholders, shareholders and other constituencies. We look forward to working constructively with Dr. Tow and Mr. Schneider to accomplish these objectives."

Dr. Tow said, "Scott Schneider and I are prepared to deal with the serious challenges facing Adelphia. As the largest unaffiliated investor in Adelphia, my interests are clearly aligned with those of all Adelphia banks, bondholders and shareholders. Additionally, Scott and I have extensive experience in the cable industry and an in-depth knowledge of many of Adelphia's assets. We are committed to restoring Adelphia's credibility and stabilizing the company financially in order to protect the interests of all Adelphia's public and private lenders and shareholders. We look forward to working constructively with the Special Committee to accomplish these objectives."

Leonard Tow has been associated with Citizens Communications since April 1989 as a Director. In June 1990, he was elected Chairman of the Board and Chief Executive Officer. He was also Chief Financial Officer from October 1991 through November 1997. He was a Director and Chief Executive Officer of Century Communications Corp., a cable television company, from its incorporation in 1973 and chairman of its Board of Directors from October 1989 until October 1999. Tow was also founder and a Director of Centennial Cellular Corp.

Scott Schneider has been associated with Citizens since October 1999. In February 2001, he was elected Vice Chairman of the Board. In July 2000, he was elected Director of Citizens. He is currently Vice Chairman of the Board and President of Citizens and Chairman of Citizens Capital Ventures, a wholly owned subsidiary of Citizens. Prior to joining Citizens, he was a Director (from October 1994 to October 1999), Chief Financial Officer (from December 1996 to October 1999), Senior Vice President and Treasurer (from June 1991 to October
1999) of Century Communications Corp. He also served as a Director, Chief Financial Officer, Senior Vice President and Treasurer of Centennial Cellular from August 1991 to October 1999.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. These risks and uncertainties also include matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001, liquidity short falls arising out of defaults under loan agreements and indentures, the possible delisting of the Company's common stock by Nasdaq, pending derivative and class action lawsuits, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.